Exhibit 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 332-3990 fax: (617) 332-2261

FOR IMMEDIATE RELEASE

Contacts:
Timothy A. Bonang, Manager of Investor Relations, or
Katherine L. Johnston, Investor Relations Analyst
(617) 796-8222
www.hrpreit.com

HRPT Properties Trust Announces Results for the Period

Ended March 31, 2008

Newton, MA (May 8, 2008): HRPT Properties Trust (NYSE: HRP) today announced financial results for the quarter ended March 31, 2008.

Results for the quarter ended March 31, 2008:

Net income available for common shareholders was $14.7 million for the quarter ended March 31, 2008, compared to $17.7 million for the same quarter last year.  Net income available for common shareholders per share, basic and diluted, (EPS) for the quarters ended March 31, 2008 and 2007 was $0.07 and $0.08, respectively.

Funds from operations (FFO) available for common shareholders for the quarter ended March 31, 2008 was $63.1 million, or $0.28 per share basic and $0.27 per share diluted, compared to FFO available for common shareholders for the quarter ended March 31, 2007 of $61.3 million, or $0.29 per share basic and $0.28 per share diluted.

The weighted average number of basic and diluted common shares outstanding totaled 225,444,497 and 254,637,155, respectively, for the quarter ended March 31, 2008, and 210,608,723 and 239,801,031, respectively, for the quarter ended March 31, 2007.

Occupancy and Leasing Results:

As of March 31, 2008, 91.6% of HRP’s total square feet was leased, compared to 92.8% as of March 31, 2007.

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.  No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

HRP signed new leases for 273,000 square feet and lease renewals for 553,000 square feet during the quarter ended March 31, 2008, for weighted average rental rates that were 2% above prior rents for the same space.  Average lease terms for leases signed during the first quarter of 2008 were 5.6 years.  Commitments for tenant improvement and leasing commission (TI/LC) costs for leases signed during the quarter ended March 31, 2008 totaled $11.40 per square foot on a weighted average basis.

Investing Activities:

During the first quarter of 2008, HRP acquired two office properties with 878,000 square feet of space for $123.7 million, excluding closing costs.

On May 6, 2008, we announced that we have entered agreements to sell 48 medical office, clinic and biotech laboratory buildings for approximately $565 million.  As of March 31, 2008, our investment in these properties totaled approximately $398 million at cost, and our depreciated book value totaled approximately $348 million.  We expect these closings to occur during the next twelve months.

Conference Call:

On Thursday, May 8, 2008, at 10:00 a.m. Eastern Time, Adam Portnoy, Managing Trustee, and John Popeo, Chief Financial Officer, will host a conference call to discuss the first quarter 2008 results.

The conference call telephone number is (866) 550-6338.  Participants calling from outside the United States and Canada should dial (347) 284-6930.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through 1:00 p.m. Eastern Time Thursday, May 15th.  To hear the replay, dial (719) 457-0820.  The replay pass code is 6566440.

A live audio webcast of the conference call will also be available in a listen only mode on HRP’s website, which is located at www.hrpreit.com.  Participants wanting to access the webcast should visit the company’s website about five minutes before the call.  The archived webcast will be available for replay on HRP’s website for about one week after the call.

Supplemental Data:

A copy of HRP’s First Quarter 2008 Supplemental Operating and Financial Data is available for download at HRP’s website, www.hrpreit.com, which website is not part of this press release.

HRPT Properties Trust is a real estate investment trust, or REIT, which primarily owns office buildings located throughout the United States.  As of March 31, 2008, HRP owned 537 properties with 65.3 million square feet, including approximately 17 million square feet of leased industrial and commercial lands in Oahu, HI.  HRP is headquartered in Newton, Massachusetts.

Please see the pages attached hereto for a more detailed statement of our operating results and financial condition, along with an explanation of our calculation of FFO.

HRPT Properties Trust

Consolidated Statements of Income and Funds from Operations

(amounts in thousands, except per share data)

	Quarter Ended
	March 31,
	2008	2007

Rental income	$215,164	$204,964

Expenses:
Operating expenses	84,963	79,977
Depreciation and amortization	48,363	43,505
General and administrative	9,376	8,578
Total expenses	142,702	132,060

Operating income	72,462	72,904

Interest income	332	459
Interest expense (including amortization of debt discounts, premiums and deferred financing fees of $1,085 and $1,097, respectively)	(45,224)	(40,271)
Income from continuing operations before income tax expense	27,570	33,092
Income tax expense	(164)	—
Income from continuing operations	27,406	33,092
Income from discontinued operations	—	56
Net income	27,406	33,148
Preferred distributions	(12,667)	(15,401)
Net income available for common shareholders	$14,739	$17,747

Calculation of Funds from Operations, or FFO (1):
Net income	$27,406	$33,148
Plus: depreciation and amortization	48,363	43,511
FFO	75,769	76,659
Less: preferred distributions	(12,667)	(15,401)
FFO available for common shareholders	$63,102	$61,258

Weighted average common shares outstanding – basic	225,444	210,609
Weighted average common shares outstanding – diluted (2)	254,637	239,802

Per common share:
Income from continuing operations available for common shareholders – basic and diluted	$0.07	$0.08
Income from discontinued operations – basic and diluted	$—	$—
Net income available for common shareholders – basic and diluted	$0.07	$0.08
FFO available for common shareholders – basic	$0.28	$0.29
FFO available for common shareholders – diluted	$0.27	$0.28

Common distributions paid	$0.21	$0.21

(1)

We compute FFO as shown in the calculations above. Our calculations of FFO differ from the National Association of Real Estate Investment Trusts, or NAREIT, definition because we add loss on early extinguishment of debt unless settled in cash. However, in the periods presented our FFO calculation matches the NAREIT definition of FFO because there is no loss on early extinguishment of debt. We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense and gains or losses on sales of depreciated operating properties, FFO can facilitate a comparison of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with generally accepted accounting principles, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our Board of Trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving credit facility and public debt covenants, the availability of debt and equity capital to us and our expectations of future capital requirements and operating performance.

(2)

As of March 31, 2008, we had 15,180 series D preferred shares that were convertible into 29,193 common shares. The effect of our series D convertible preferred shares on income from continuing operations and net income available for common shareholders per share is anti-dilutive to income but dilutive to FFO for the quarter ended March 31, 2008. Set forth below is the calculation of diluted net income available for common shareholders, diluted FFO available for common shareholders and diluted weighted average common shares outstanding.

	Quarter Ended
	March 31,
	2008	2007

Net income available for common shareholders	$14,739	$17,747
Add - Series D convertible preferred distributions	6,167	6,167
Net income available for common shareholders – diluted	$20,906	$23,914

FFO available for common shareholders	$63,102	$61,258
Add - Series D convertible preferred distributions	6,167	6,167
FFO available for common shareholders – diluted	$69,269	$67,425

Weighted average common shares outstanding – basic	225,444	210,609
Effect of Series D preferred shares	29,193	29,193
Weighted average common shares outstanding – diluted	254,637	239,802

HRPT Properties Trust

Consolidated Balance Sheets

(amounts in thousands, except share data)

	March 31,	December 31,
	2008	2007
		(audited)
ASSETS
Real estate properties:
Land	$1,201,683	$1,189,684
Buildings and improvements	5,072,208	4,966,610
	6,273,891	6,156,294
Accumulated depreciation	(847,622)	(808,216)
	5,426,269	5,348,078
Acquired real estate leases	162,007	150,672
Cash and cash equivalents	32,065	19,879
Restricted cash	11,543	18,027
Rents receivable, net of allowance for doubtful accounts of $7,728 and $6,290, respectively	202,335	197,967
Other assets, net	125,627	124,709
Total assets	$5,959,846	$5,859,332

LIABILITIES AND SHAREHOLDERS’ EQUITY
Revolving credit facility	$308,000	$140,000
Senior unsecured debt, net	2,240,144	2,239,784
Mortgage notes payable, net	363,555	394,376
Accounts payable and accrued expenses	81,040	89,441
Acquired real estate lease obligations	43,268	41,607
Rent collected in advance	25,507	24,779
Security deposits	16,724	16,063
Due to affiliates	11,329	10,399
Total liabilities	3,089,567	2,956,449

Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value:
50,000,000 shares authorized;
Series B preferred shares; 8 3/4% cumulative redeemable at par on or after September 12, 2007; 7,000,000 shares issued and outstanding, aggregate liquidation preference $175,000	169,079	169,079
Series C preferred shares; 7 1/8% cumulative redeemable at par on or after February 15, 2011; 6,000,000 shares issued and outstanding, aggregate liquidation preference $150,000	145,015	145,015
Series D preferred shares; 6 1/2% cumulative convertible; 15,180,000 shares issued and outstanding, aggregate liquidation preference $379,500	368,270	368,270
Common shares of beneficial interest, $0.01 par value:
350,000,000 shares authorized; 225,444,497 shares issued and outstanding	2,254	2,254
Additional paid in capital	2,923,455	2,923,455
Cumulative net income	1,855,015	1,827,609
Cumulative common distributions	(2,298,882)	(2,251,539)
Cumulative preferred distributions	(293,927)	(281,260)
Total shareholders’ equity	2,870,279	2,902,883
Total liabilities and shareholders’ equity	$5,959,846	$5,859,332

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS PRESS RELEASE CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS.  WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FOR EXAMPLE:

•                  THIS PRESS RELEASE STATES THAT WE HAVE ENTERED AGREEMENTS TO SELL 48 MEDICAL OFFICE, CLINIC AND BIOTECH LABORATORY BUILDINGS FOR APPROXIMATELY $565 MILLION, AND THAT THESE SALES ARE EXPECTED TO OCCUR DURING THE NEXT 12 MONTHS.  OUR COMPLETION OF THESE SALES ARE SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES TYPICAL OF LARGE MULTI-PROPERTY TRANSACTIONS, INCLUDING, AMONG OTHER MATTERS, APPROVAL OF OUR SALE BY MORTGAGE LENDERS WHO HOLD MORTGAGES ON CERTAIN PROPERTIES AND OTHER FINANCING CONTINGENCIES FOR CERTAIN PROPERTIES.  ACCORDINGLY, THE PURCHASE PRICES WHICH WE MAY RECEIVE MAY CHANGE, THESE SALES MAY BE ACCELERATED OR DELAYED OR THESE SALES MAY NOT OCCUR.

OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY UNDER “ITEM 1A. RISK FACTORS” IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2007.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON ANY FORWARD LOOKING STATEMENTS.

EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE UNDERTAKE NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.